EXHIBIT 99.1

ICG Announces Second Quarter 2010 Financial Results

  ICG Achieves Core Consolidated Aggregate Revenue Growth of 25%
  Company to Receive $25.4 Million Cash Dividend from ICG Commerce

WAYNE, Pa., July 29, 2010 (GLOBE NEWSWIRE) -- Internet Capital Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the quarter ended June 30, 2010.

GAAP Results

ICG's consolidated revenue increased to $27.4 million for the quarter ended June 30, 2010, up from $22.1 million for the second quarter of 2009. Consolidated net income for the quarter ended June 30, 2010 was $15.8 million, or $0.43 per diluted share, compared to a net loss of $(8.5) million, or $(0.23) per diluted share, in the comparable 2009 period. Results for the 2010 quarter included net gains, primarily related to sales of Blackboard stock, and results for the 2009 quarter included charges, primarily related to an impairment, all of which are detailed below.

ICG's corporate cash and cash equivalents were $55.9 million at June 30, 2010. At June 30, 2010, the value of ICG's marketable securities was $9.5 million, including the value of related hedges, and the value of its holdings in GoIndustry-DoveBid (LSE.AIM:GOI) was $2.5 million. Additionally, as of June 30, 2010, ICG had an income tax receivable of $6.3 million.

"We are pleased with the continued strong revenue growth at our core consolidated companies during the second quarter," said Walter Buckley, ICG's Chief Executive Officer. "We are excited to have further increased our ownership of ICG Commerce, a strong, cash flow-generating company. Based on year-to-date revenue and EBITDA performance, along with customer signings and pipeline activity subsequent to quarter end, we are well positioned to meet our 2010 revenue and EBITDA guidance."

Core Consolidated Company Results

The aggregate information presented below includes the sum total of the individual GAAP results of ICG's three core consolidated companies, GovDelivery, ICG Commerce and InvestorForce. Aggregate Revenue of GovDelivery, ICG Commerce and InvestorForce increased to $28.1 million in the second quarter of 2010, an increase of 25% from the second quarter of 2009. Aggregate EBITDA of these companies for the second quarter of 2010 was $1.7 million, which was equal to the corresponding 2009 period. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA of the core consolidated companies was $2.0 million, compared to $1.8 million in the corresponding 2009 period.

ICG Commerce grew its revenue to $23.5 million in the second quarter of 2010, an increase from $19.5 million in the second quarter of 2009. ICG Commerce's EBITDA, excluding the impact of stock-based compensation and unusual items, was $2.6 million in the second quarter, compared to $3.0 million in the comparable 2009 period. ICG Commerce's cash and cash equivalents were $24.1 million at June 30, 2010.

As previously announced, ICG recently completed two transactions in which it acquired an additional 17% of ICG Commerce for a total of $49.7 million in cash, increasing its ownership to 81%. In addition, on July 22, 2010, ICG Commerce declared a $27.0 million cash dividend on certain of its securities. This dividend will be funded from ICG Commerce's existing $24.0 million cash balance and a new credit facility.  ICG will receive its $25.4 million share of the dividend during the third quarter of 2010.

Information related to ICG's core equity companies, Channel Intelligence, Freeborders, Metastorm, StarCite and WhiteFence, is set forth in the Supplemental Information section of this press release.

Please see ICG's new website at www.icg.com for more information on ICG, its partner companies and today's results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.icg.com and click on the investor relations tab. Then click the link for the second quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 866-831-6162. The international dial-in number is 617-213-8852. The passcode is 57769563.

For those unable to participate in the conference call, a replay will be available from July 29, 2010 at 1:00 p.m. ET until August 5, 2010 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 96111514. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG (Nasdaq:ICGE) identifies, capitalizes and grows companies in the SaaS/tech-enabled BPO and Internet marketing sectors.  These partner companies transform the way business is done by enabling enterprises to increase efficiencies and improve critical processes. ICG leverages its unique expertise to carefully identify companies based on their potential to become market changers and market leaders. ICG focuses on building successful businesses in the SaaS/tech-enabled BPO and Internet marketing sectors by providing them with access to management expertise and strategic and operational guidance, as well as growth capital.

The Internet Capital Group, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7794

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our partner companies' customers, our partner companies' ability to compete successfully against their respective competitors, our partner companies' ability to timely and effectively respond to technological developments, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, our ability to retain key personnel, and other risks and uncertainties detailed in ICG's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue	$ 27,377	$ 22,077	$ 53,671	$ 43,729

Operating Expenses
Cost of revenue	17,892	14,598	34,824	27,803
Selling, general and administrative	11,011	9,158	21,730	18,374
Research and development	2,645	2,592	5,069	5,240
Amortization of intangibles	364	77	728	154
Impairment related and other	96	3,790	168	3,820
Total operating expenses	32,008	30,215	62,519	55,391
	(4,631)	(8,138)	(8,848)	(11,662)

Other income (loss), net	24,627	3,246	64,923	999
Interest income	138	98	199	240
Interest expense	(25)	(73)	(69)	(157)
Income (loss) before income taxes and equity loss	20,109	(4,867)	56,205	(10,580)

Income tax benefit (expense)	411	(421)	(205)	(368)
Equity loss	(4,580)	(2,924)	(10,915)	(7,877)
Net income (loss)	15,940	(8,212)	45,085	(18,825)
Less: Net income (loss) attributable to the noncontrolling interest	179	337	553	729
Net income (loss) attributable to ICG	$ 15,761	$ (8,549)	$ 44,532	$ (19,554)

Basic net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$ 0.43	$ (0.23)	$ 1.23	$ (0.53)

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,346	36,666	36,326	36,671

Diluted net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$ 0.43	$ (0.23)	$ 1.22	$ (0.53)

Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	37,074	36,666	36,518	36,671

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2010	December 31, 2009

ASSETS
Cash and cash equivalents	$ 80,811	$ 55,528
Accounts Receivable, net	21,306	19,411
Deferred tax asset	8,114	8,147
Income tax receivable	6,422	11,071
Other current assets	1,947	2,183
Total current assets	118,600	96,340
Marketable securities	9,333	73,512
Hedges of marketable securities	185	--
Fixed assets, net	4,989	4,177
Ownership interests in partner companies	87,201	97,777
Goodwill	20,588	20,588
Intangibles, net	15,612	15,940
Deferred tax asset	19,371	20,724
Other assets, net	1,046	1,029
Total assets	$ 276,925	$ 330,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 22,659	$ 24,640
Hedges of marketable securities	--	547
Other non-current liabilities	1,729	1,738
Total liabilities	24,388	26,925
Equity:
Controlling (ICG) equity	237,217	280,665
Noncontrolling interest	15,320	22,497
Total stockholders' equity	252,537	303,162
Total liabilities and stockholders' equity	$ 276,925	$ 330,087

ICG
2010 Core Partner Company Information

On December 31, 2009, ICG acquired an 89.4% ownership stake in GovDelivery, Inc. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the acquisition occurred on January 1, 2009 by including GovDelivery's historical results for all periods presented.

On August 28, 2009, Channel Intelligence, Inc. acquired substantially all of the assets of Vcommerce Corporation, one of ICG's former core partner companies. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information for Channel Intelligence to include Vcommerce Corporation's results after August 28, 2009. Vcommerce Corporation's results prior to August 28, 2009 are excluded from information below.

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results

	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010
Revenue

Consolidated partner companies	$ 22,008	$ 22,471	$ 23,752	$ 26,668	$ 27,210	$ 28,097
Equity method partner companies	46,181	46,604	45,399	46,121	44,745	43,805
Core Company Aggregate Revenue	$ 68,189	$ 69,075	$ 69,151	$ 72,789	$ 71,955	$ 71,902
Non-consolidated partner companies/other	(46,537)	(46,998)	(46,579)	(48,838)	(45,661)	(44,525)
Consolidated Revenue	$ 21,652	$ 22,077	$ 22,572	$ 23,951	$ 26,294	$ 27,377

Net Income (Loss)

Consolidated partner companies	$ 1,464	$ 1,670	$ 1,436	$ 2,825	$ 1,780	$ 1,714
Equity method partner companies	(4,474)	(622)	44	3,062	(617)	(2,988)
Core Company Aggregate EBITDA/EBITDA (loss)	$ (3,010)	$ 1,048	$ 1,480	$ 5,887	$ 1,163	$ (1,274)
Interest, Taxes, Depreciation/Amortization	(3,869)	(5,048)	(5,065)	26,791	(5,206)	(5,896)
Core Company Aggregate Net Income (Loss)	(6,879)	(4,000)	(3,585)	32,678	(4,043)	(7,170)
Amount attributable to equity companies / other stockholders / disc. ops	(3,914)	(1,938)	(1,566)	12,578	(740)	(3,014)
ICG's share of net income (loss) of Aggregate Core Partner Companies	$ (2,965)	$ (2,062)	$ (2,019)	$ 20,100	$ (3,303)	$ (4,156)
Venture equity method companies	(1,669)	(635)	(638)	(447)	(4,093)	(1,289)
Corporate general and administrative	(3,521)	(3,258)	(2,947)	(3,643)	(3,925)	(4,179)
Corporate stock-based compensation	(1,079)	(1,047)	(505)	(257)	(599)	(618)
Corporate interest, net	124	90	86	99	52	130
Other income(loss)/restructuring/impairments	(1,895)	(1,637)	9,094	5,538	40,639	24,762
Income taxes	--	--	--	10,627	--	1,111
Consolidated net income (loss)	$ (11,005)	$ (8,549)	$ 3,071	$ 32,017	$ 28,771	$ 15,761

		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010

Aggregate Core Company Information: (2)
Aggregate Revenue		$ 68,189	$ 69,075	$ 69,151	$ 72,789	$ 71,955	$ 71,902
Aggregate EBITDA/EBITDA (loss)		$ (3,010)	$ 1,048	$ 1,480	$ 5,887	$ 1,163	$ (1,274)
Aggregate Net Loss		$ (6,879)	$ (4,000)	$ (3,585)	$ 32,678	$ (4,043)	$ (7,170)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %):
	Revenue	$ 22,008	$ 22,471	$ 23,752	$ 26,668	$ 27,210	$ 28,097
GovDelivery (89%)	Expenses other than interest, taxes,
ICG Commerce (76%)	depreciation and amortization	(20,544)	(20,801)	(22,316)	(23,843)	(25,430)	(26,383)
Investor Force Holdings, Inc. (80%)	EBITDA/EBITDA (loss)	$ 1,464	$ 1,670	$ 1,436	$ 2,825	$ 1,780	$ 1,714
	Interest	(4)	(25)	(17)	(17)	(35)	(17)
	Taxes	53	(421)	(516)	29,767	(616)	(700)
	Depreciation/Amortization	(475)	(486)	(500)	(792)	(536)	(599)
	Net income (loss)	$ 1,038	$ 738	$ 403	$ 31,783	$ 593	$ 398

Equity Method Core Companies (Ownership %):
	Revenue	$ 46,181	$ 46,604	$ 45,399	$ 46,121	$ 44,745	$ 43,805
Channel Intelligence, Inc. (50%) (3)	Expenses other than interest, taxes,
Freeborders, Inc. (31%)	depreciation and amortization	(50,655)	(47,226)	(45,355)	(43,059)	(45,362)	(46,793)
Metastorm (33%)	EBITDA/EBITDA (loss)	$ (4,474)	$ (622)	$ 44	$ 3,062	$ (617)	$ (2,988)
StarCite, Inc. (36%)	Interest	(367)	(413)	(363)	(405)	(395)	(487)
WhiteFence, Inc. (36%)	Taxes	591	(215)	(182)	1,805	(236)	(589)
	Depreciation/Amortization	(3,667)	(3,488)	(3,487)	(3,567)	(3,388)	(3,504)
	Net income (loss)	$ (7,917)	$ (4,738)	$ (3,988)	$ 895	$ (4,636)	$ (7,568)
(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 89% and averaged 54% at June 30, 2010.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG does not have a controlling ownership position in Channel Intelligence, Inc.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidated Core	$ 1,464	$ 1,670	$ 1,436	$ 2,825	$ 1,780	$ 1,714

Stock-based compensation	220	169	174	745	139	234
Severance/restructuring/other	--	--	--	640	71	95

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated Core	$ 1,684	$ 1,839	$ 1,610	$ 4,210	$ 1,990	$ 2,043

	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Equity Core	$ (4,474)	$ (622)	$ 44	$ 3,062	$ (617)	$ (2,988)

Stock-based compensation	680	818	871	657	611	595
Severance/restructuring/other	530	1,206	387	23	83	9
Settlement charges	1,250	--	--	--	--	57
Litigation related charges	598	--	--	(1,243)	--	31

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Equity Core	$ (1,416)	$ 1,402	$ 1,302	$ 2,499	$ 77	$ (2,296)

	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidated and Equity Core	$ (3,010)	$ 1,048	$ 1,480	$ 5,887	$ 1,163	$ (1,274)

Stock-based compensation	900	987	1,045	1,402	750	829
Severance/restructuring/other	530	1,206	387	663	154	104
Settlement charges	1,250	--	--	--	--	57
Litigation related charges	598	--	--	(1,243)	--	31

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated and Equity Core	$ 268	$ 3,241	$ 2,912	$ 6,709	$ 2,067	$ (253)

Additionally, the following supplemental information for Metastorm, a core equity partner company, is as follows:	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010

Revenue	$ 16,771	$ 17,526	$ 16,374	$ 17,052	$ 17,744	$ 17,036
EBITDA (loss), exclusive of Stock-based compensation and unusual items	$ (1,516)	$ 1,115	$ 1,174	$ 993	$ 386	$ (1,046)

ICG
2010 Core Partner Company Information

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results

		Year to Date Ended
		Jun 30, 2009	Jun 30, 2010
Revenue

Consolidated partner companies		$ 44,479	$ 55,307
Equity method partner companies		92,785	88,550
Core Company Aggregate Revenue		$ 137,264	$ 143,857
Non-consolidated partner companies/other		(93,535)	(90,186)
Consolidated Revenue		$ 43,729	$ 53,671

Net Income (Loss)

Consolidated partner companies		$ 3,134	$ 3,494
Equity method partner companies		(5,096)	(3,605)
Core Company Aggregate EBITDA/EBITDA (loss)		$ (1,962)	$ (111)
Interest, Taxes, Depreciation/Amortization		(8,917)	(11,102)
Core Company Aggregate Net Income (Loss)		(10,879)	(11,213)
Amount attributable to equity companies / other stockholders / disc. ops		(5,852)	(3,754)
ICG's share of net income (loss) of Aggregate Core Partner Companies		$ (5,027)	$ (7,459)
Other holdings equity method companies		(2,304)	(5,382)
Corporate general and administrative		(6,779)	(8,104)
Corporate stock-based compensation		(2,126)	(1,217)
Corporate interest, net		214	182
Other income(loss)/restructuring/impairments		(3,532)	65,401
Income taxes		--	1,111
Consolidated net income (loss)		$ (19,554)	$ 44,532

		Year To Date Ended
		Jun 30, 2009	Jun 30, 2010

Aggregate Core Company Information: (2)
Aggregate Revenue		$ 137,264	$ 143,857
Aggregate EBITDA/EBITDA (loss)		$ (1,962)	$ (111)
Aggregate Net Loss		$ (10,879)	$ (11,213)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %):
	Revenue	$ 44,479	$ 55,307
GovDelivery, Inc. (89%)	Expenses other than interest, taxes,
ICG Commerce (76%)	depreciation and amortization	(41,345)	(51,813)
Investor Force Holdings, Inc. (80%)	EBITDA/EBITDA (loss)	$ 3,134	$ 3,494
	Interest	(29)	(52)
	Taxes	(368)	(1,316)
	Depreciation/Amortization	(961)	(1,135)
	Net income (loss)	$ 1,776	$ 991

Equity Method Core Companies (Ownership %):
	Revenue	$ 92,785	$ 88,550
Channel Intelligence, Inc. (50%) (3)	Expenses other than interest, taxes,
Freeborders, Inc. (31%)	depreciation and amortization	(97,881)	(92,155)
Metastorm (33%)	EBITDA/EBITDA (loss)	$ (5,096)	$ (3,605)
StarCite, Inc. (36%)	Interest	(780)	(882)
WhiteFence, Inc. (36%)	Taxes	376	(825)
	Depreciation/Amortization	(7,155)	(6,892)
	Net loss	$ (12,655)	$ (12,204)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence.
ICG's ownership in these eight core companies ranged from 31% to 89% and averaged 54% at June 30, 2010.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG and does not have a controlling ownership position in Channel Intelligence, Inc.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Year To Date Ended
		Jun 30, 2009	Jun 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidate Core		$ 3,134	$ 3,494

Stock-based compensation		389	373
Severance/restructuring/other		--	166

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated Core		$ 3,523	$ 4,033

		Year To Date Ended
		Jun 30, 2009	Jun 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Equity Core		$ (5,096)	$ (3,605)

Stock-based compensation		1,498	1,206
Severance/restructuring/other		1,736	92
Settlement charges		1,250	57
Litigation related charges		598	31

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Equity Core		$ (14)	$ (2,219)

		Year To Date Ended
		Jun 30, 2009	Jun 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidated and Equity Core		$ (1,962)	$ (111)

Stock-based compensation		1,887	1,579
Severance/restructuring/other		1,736	258
Settlement charges		1,250	57
Litigation related charges		598	31

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated and Equity Core		$ 3,509	$ 1,814

ICG

June 30, 2010

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods:  the consolidation method, the equity method and the cost method.  The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

Consolidation.  Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting.  Under this method, a partner company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements.  All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption "Noncontrolling interest" in the Company's Consolidated Balance Sheets and "Net income (loss) attributable to the noncontrolling interest" on the Company's Consolidated Statements of Operations.  Noncontrolling interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated partner company.  The results of operations and cash flows of a consolidated partner company are generally included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period and otherwise exercised control over the partner company.  Upon dilution of control below 50% or ceasing to exercise control over the partner company, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended June 30, 2010, the Company accounted for the following three partner companies under this method:  ICG Commerce, Investor Force and GovDelivery (the Company acquired 89.4% of GovDelivery on December 31, 2009).  During the three months ended June 30, 2009, the Company accounted for the following three partner companies under this method:  ICG Commerce, Investor Force and Vcommerce Corporation.

During the three months ended June 30, 2010, the Company increased its ownership in ICG Commerce by 12%. The Company treated the incremental control-to-control transaction as an equity transaction, whereas the offset to cash consideration paid by the Company was a reduction in the equity sections (both ICG's equity and non-controlling interest) of the balance sheet.

Equity Method.  Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company's board of directors and the Company's ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the partner company.  Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the partner company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in "Ownership interests in partner companies" in the Company's Consolidated Balance Sheets. When the Company's interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended June 30, 2010, the Company accounted for nine of its partner companies under this method.

Cost Method.  Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations.  However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations.  If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Accounting Standards Codification ("ASC") section 320, "Investments-Debt and Equity Securities."

During the three months ended June 30, 2010, the Company did not account for any of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q2		FYTD
Gains (losses):	2010	2009	2010	2009
Other income (loss):
Sales of marketable securities	$23.0	$—	$57.8	$0.2
Unrealized gain/(loss) on mark-to-market of hedges	—	0.9	0.7	(2.6)
Gain on Creditex sale	—	—	5.0	0.4
Sales of partner companies	1.7	1.2	1.8	2.2
Other, net	(0.1)	1.1	(0.4)	0.8
Total Other Income (Loss)	$24.6	$3.2	$64.9	$1.0
Stock-based compensation:
Corporate	$(0.6)	$(1.0)	$(1.2)	$(2.1)
Consolidated partner companies (ICG's Share)	(0.2)	(0.2)	(0.4)	(0.4)
Equity method partner companies (ICG's Share)	(0.3)	(0.3)	(0.6)	(0.6)
Total Stock-based compensation	$(1.1)	$(1.5)	$(2.2)	$(3.1)

Impairment of consolidated partner company	$—	$(3.7)	$—	$(3.7)
Impairment of equity method partner company	$—	$—	$(2.9)	$(0.5)

Income tax benefit (expense)	$0.4	$(0.4)	$(0.2)	$(0.4)
Less: Non-controlling share of consolidated partner company income taxes	$(0.2)	$0.1	$0.4	$0.1

ICG's share of Partner Company charges, net	$(0.1)	$(0.4)	$(0.2)	$(1.2)

Purchase accounting activity:
Deferred revenue adjustment	$(0.7)	$—	$(1.6)	$—
Amortization of intangibles of consolidated partner company	(0.4)	(0.1)	(0.7)	(0.2)
Amortization of intangibles included in equity loss (ICG's Share)	(1.4)	(1.2)	(2.8)	(2.4)
Total Purchase Accounting Activity	$(2.5)	$(1.3)	$(5.1)	$(2.6)

Aggregate Core Consolidated and Equity Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net income (loss) figures reflecting 100% of the Aggregate Revenue and Aggregate EBITDA for core companies. ICG calculates Aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as "Aggregate EBITDA."  ICG refers to the Aggregate Revenue of its core partner companies as "Aggregate Revenue."  ICG reports Aggregate Revenue and Aggregate EBITDA for its core companies based on the sum total of the individual GAAP results of its core companies. ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate Revenue and Aggregate EBITDA, in this context, represent certain financial measures used by ICG's management to evaluate the performance of core companies.  ICG also reports Aggregate EBITDA for its core companies exclusive of stock-based compensation and unusual items.  ICG's management considers charges unusual when they are transactional driven or non-recurring.

To provide additional transparency into the operating activities of its core companies, ICG further presents an aggregation of those core companies that it accounts for under the consolidation method of accounting, which ICG refers to as "core consolidated." Additionally, ICG presents an aggregation of those core companies that it accounts for under the equity method of accounting, which it refers to as "core equity."

To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the GovDelivery acquisition occurred on January 1, 2009 by including GovDelivery's historical results for all periods presented.

ICG's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies' current and future prospects in a similar manner as ICG's management and review results on a comparable basis for all periods presented.

Certain components of historical reported amounts of core company aggregate information are recast from quarter to quarter. The following table reconciles certain prior quarterly components of core company aggregate information amounts reported in our first quarter earnings release, dated May 7, 2010, to what is reported in this release.

Aggregate Core Company information ($ in thousands):	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010

Aggregate Revenue reported in Q1 2010	$68,189	$69,075	$69,151	$72,789	$71,955
Other	—	—	—	—	—
Aggregate Revenue reported in this release	$68,189	$69,075	$69,151	$72,789	$71,955

Aggregate EBITDA/EBITDA (loss) reported in Q1 2010	$(3,010)	$1,048	$1,480	$5,902	$1,163
Other	—	—	—	(15)	—
Aggregate EBITDA/EBITDA (loss) reported in this release	$(3,010)	$1,048	$1,480	$5,887	$1,163

Aggregate Net income (loss) reported in Q1 2010	$(6,879)	$(4,000)	$(3,585)	$32,678	$(4,043)
Other	—	—	—	—	—
Aggregate Net income (loss) reported in this release	$(6,879)	$(4,000)	$(3,585)	$32,678	$(4,043)

ICG's Share of Net Loss of Core, Venture and Disposed Partner Companies

These line items represent ICG's share of the net loss of core, venture and disposed partner companies accounted for under the consolidated and equity methods of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for ICG. Corporate general and administrative expenses increased during the three months ended June 30, 2010 from the three months ended June 30, 2009 primarily related to one-time reductions in 2009 associated with the estimated accrual related to the Internet Capital Group 2009 Performance Plan.

CONTACT:  ICG
          Investor inquiries:
          Investor Relations
          Karen Greene
          610-727-6900
          IR@icg.com